UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 2009

                          BEN FRANKLIN FINANCIAL, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

           Federal                        000-52240              20-5838969
  --------------------------        ---------------------     ----------------
(State or Other Jurisdiction)       (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

830 East Kensington Road, Arlington Heights, Illinois                  60004
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code:  (847) 398-0990
                                                     --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.  Results of Operations and Financial Condition
            ---------------------------------------------

     Ben Franklin Financial, Inc. (the "Company") today announced that it expects to make a $93,000 provision for loan losses for the quarter ended December 31, 2008 primarily due to declining values in the local real estate market. A majority of this provision is based on the Company's evaluation of two Chicago area loans discussed below. Both loans are non-performing and were placed on non-accrual status in the fourth quarter. The first loan represents an $895,000 or 7.2% participation in a $12.4 million commercial real estate loan with another financial institution. The second loan is a $510,000 multifamily loan secured by a six unit apartment building. The fourth quarter provision for loan losses also reflects a $5.2 million increase in the Company's loan portfolio balance during the fourth quarter of 2008. Our non-performing loans at December 31, 2008 totaled $3.4 million or 3.1% of our total loan portfolio compared to $267,000 or 0.25% at December 31, 2007.

     For the year ended December 31, 2008, the Company's provision for loan losses is expected to total $197,000 compared to $33,000 for the year ended December 31, 2007. The Company plans to announce its full results of operations and financial condition when it files its Annual Report on Form 10-K in March, 2009. The information included herein is considered to be "furnished" under the Securities Exchange Act of 1934.

Item 8.01.  Other Events
            ------------

     On January 28, 2009, the Company announced that its Board of Directors has authorized a new stock repurchase program pursuant to which the Company intends to repurchase up to 42,487 shares representing approximately 5.0% of its outstanding shares (excluding shares held by Ben Franklin Financial, MHC, the Company's mutual holding company and shares held by the Ben Franklin Bank of Illinois Employee Stock Ownership Plan). The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company's liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. The Company anticipates conducting a portion of such repurchases in accordance with Rule 10b5-1 trading plans.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       BEN FRANKLIN FINANCIAL, INC.



DATE:  February 3, 2009                By: /s/ C. Steven Sjogren
                                           -----------------------------------
                                           C. Steven Sjogren
                                           President and Chief Executive Officer